Sub-Item 77O: Transactions Effected Pursuant To
Rule 10f-3


Name of Underwriter(s) or Dealer(s) Purchased
From:	Credit Suisse
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Bank of America
Merrill Lynch; Citigroup Global Markets Inc.;
Credit Suisse; Deutsche Bank
Securities Inc.; JP Morgan Securities;
UBS Securities;  Credit Agricole Securities
USA Inc.; Morgan Stanley; RBC Capital Markets;
US Bancorp Investments Inc.
Name of Issuer: CCO Holdings LLC/Cap Corp
Date of First Offering: 4/14/2010
Dollar Amount Purchased: 675,000
Number of Shares or Par Value of Bonds
Purchased:	675,000
Price Per Unit:  100.000

Resolution Approved: Approved at the
August 20, 2010 Board Meeting.*


Name of Underwriter(s) or Dealer(s) Purchased
From:	Credit Suisse
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Bank of America
Merrill Lynch; Citigroup Global Markets Inc.;
Credit Suisse; Deutsche Bank Securities
Inc.; JP Morgan Securities; UBS Securities;
Credit Agricole Securities USA Inc.;
Morgan Stanley; RBC Capital Markets; US
Bancorp Investments Inc.
Name of Issuer: CCO Holdings LLC/Cap Corp
Date of First Offering: 4/14/2010
Dollar Amount Purchased: 535,000
Number of Shares or Par Value of Bonds
Purchased:	535,000
Price Per Unit: 100.000

Resolution Approved:  Approved at the
August 20, 2010 Board Meeting.*


Name of Underwriter(s) or Dealer(s) Purchased
From:	Bank of America Merrill Lynch
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Bank of America
Merrill Lynch; Citigroup Global Markets
Inc.; RBS Securities Inc.;
Blaylock & Partners; BNP Paribas; BNY
Mellon Capital Markets LLC; CastleOak
Securities LP; RBC Capital Markets
Scotia Capital Inc.; UBS Securities LLC
Name of Issuer: Ally Financial Inc.
Date of First Offering: 8/9/2010
Dollar Amount Purchased: 1,625,502
Number of Shares or Par Value of Bonds
Purchased:	1,640,000
Price Per Unit: 99.116

Resolution Approved:   Approved at
the November 18, 2010 Board Meeting.**


Name of Underwriter(s) or Dealer(s)
Purchased From:	Bank of America Merrill Lynch
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Bank of America
Merrill Lynch; JP Morgan Securities;
SunTrust Robinson Humphrey; Wells Fargo
Securities LLC
Name of Issuer: Mueller Water Products
Date of First Offering: 8/19/2010
Dollar Amount Purchased: 590,220
Number of Shares or Par Value of Bonds
Purchased:	600,000
Price Per Unit: 98.370

Resolution Approved:  Approved at the
November 18, 2010 Board Meeting.**

Name of Underwriter(s) or Dealer(s)
Purchased From:	Citigroup
Names of Underwriting Syndicate Members:
Goldman Sachs International;
Barclays Bank PLC; BNP Paribus; Citigroup
Global Markets Ltd.; Credit Agricole
CIB; Deutsche Bank AG London; JP Morgan
Securities Ltd/London; Merrill Lynch
International; HSBC Bank PLC; Natixis
Name of Issuer: OI European Group BV
Date of First Offering: 9/10/2010
Dollar Amount Purchased: 485,000
Number of Shares or Par Value of Bonds
Purchased:	485,000
Price Per Unit: 100.000

Resolution Approved: Approved at the
November 18, 2010 Board Meeting.**


Name of Underwriter(s) or Dealer(s) Purchased
From:	Barclays Capital
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.;
Bank of America Merrill Lynch; Barclays
Capital; Citigroup Global Markets Inc.;
Credit Agricole Securities USA Inc.; Fifth
Third Bank; Morgan Keegan & Co.;
RBC Capital Markets; SunTrust Robinson
Humphrey; US Bancorp
Name of Issuer: Lifepoint Hospitals Inc.
Date of First Offering: 9/20/2010
Dollar Amount Purchased: 625,000
Number of Shares or Par Value of Bonds
Purchased:	625,000
Price Per Unit: 100.000

Resolution Approved: Approved at the
November 18, 2010 Board Meeting.**


*	Resolution adopted at the Meeting of
the Board of Trustees on August 20, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs
Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company
Act of 1940, as amended.


**	Resolution adopted at the Meeting of the
Board of Trustees on November 18, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset
Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended September 30, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.